EXHIBIT 99.3

  Adeona Announces Additional $860,000 Grant
  for Oral Estriol Multiple Sclerosis Clinical Trial

  Number of Clinical Sites Doubled To Speed Enrollment

Ann Arbor, MI,  January 8, 2010, Adeona Pharmaceuticals, Inc., (AMEX:AEN - News), a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of zinc deficiency and chronic copper toxicity in the mature population, announced today that the ongoing clinical trial of its Trimesta™ (oral estriol) drug candidate being conducted by Dr. Rhonda Voskuhl, Director, UCLA Multiple Sclerosis Program, UCLA Dept. of Neurology has received an additional $860,440 in grant funding through the American Recovery and Reinvestment Act. The current phase II/III clinical study is a double-blind, placebo-controlled trial taking place at sixteen sites in the US and will enroll up to 150 female Multiple Sclerosis (MS) patients. Investigators will administer Trimesta along with glatimer acetate (Copaxone®), an FDA approved therapy for MS, to women between the ages of 18-50 who have been recently diagnosed with relapsing-remitting MS. This ongoing clinical trial previously received a $5 million grant from the National Multiple Sclerosis Society (NMSS) in partnership with the National MS Society’s Southern California chapter, with support from the National Institutes of Health (NIH).

According to Dr. Voskuhl, "This additional funding has already had a very positive impact on our trial. It has greatly increased the rate of enrollment by supporting the addition of 9 more clinical sites, bringing the total up to 16 sites across the US. We were extremely pleased that our trial was deemed important enough to be supplemented with these additional funds."

Previous Phase II Clinical Trial Results in Relapsing Remitting Multiple Sclerosis

Trimesta (oral estriol) has previously completed an initial 22-month, single-agent, crossover Phase I/II clinical trial in the US for the treatment of MS in relapsing remitting patients, with highly encouraging results. The results showed the total volume and number of enhancing pathogenic myelin lesions (established neuroimaging measurements of disease activity in MS) decreased during the treatment period as compared to a six-month pretreatment baseline period. The median total enhancing lesion volumes decreased by 79 percent (p=0.02) and the number of lesions decreased by 82 percent (p=0.09) within the first three months of treatment with Trimesta.  Following a six-month drug holiday during which the patients weren’t on any drug therapies, Trimesta therapy was reinitiated during a four-month retreatment phase of this clinical trial. The relapsing-remitting MS patients again demonstrated a decrease in enhancing lesion volumes of 88 percent (p=0.008) and a decrease in the number of lesions by 48 percent (p=0.04) compared with original baseline scores (1),(2).

Improvement in Cognitive Testing Scores

During the prior Phase I/II clinical trial, a 14-percent improvement in Paced Auditory Serial Addition Test (“PASAT”) cognitive testing scores (p=0.04) was also observed in the MS patients at six months of therapy. PASAT is a routine cognitive test performed in patients with a wide variety of neuropsychological disorders such as MS. The PASAT scores were expressed as a mean percent change from baseline and were significantly improved in the relapsing-remitting group.

About the Trimesta Phase II/III Study

In the current phase II/III study, Trimesta is being given orally once-a-day versus placebo to 150 female relapsing-remitting MS patients in combination with a standard of care background therapy, subcutaneously injected glatimer acetate. The primary endpoint for the study will evaluate effects of the treatment combination on relapse rates at two years with a one year interim analysis using standard clinical measures of MS disability as well as secondary endpoints of magnetic resonance imaging measurements of brain lesion and effects on cognition.  The study is approaching 50% enrollment with the rate of enrollment benefiting significantly from the expansion of clinical sites.

About Trimesta

Trimesta is an orally active, immunomodulatory and anti-inflammatory molecule which has been approved and marketed throughout Europe and Asia for approximately 40 years for the treatment of post-menopausal hot flashes, but which has never been introduced in North America. Estriol, the active ingredient in Trimesta, is a weak estrogenic-based molecule that is produced in the placenta by women during pregnancy. Estriol is considered to play an important role in the immunologic privilege offered to the fetus during pregnancy, and is also thought to be responsible for the spontaneous remission of Th1-mediated autoimmune diseases of women (such as multiple sclerosis and rheumatoid arthritis) during pregnancy, especially during the third trimester. Adeona has an exclusive worldwide license from UCLA to issued and pending patents invented by Dr. Voskuhl including U.S. Patent 6,936,599 covering estriol’s use for MS.  While currently marketed therapies for MS sell billions of dollars annually, all require frequent injections and currently is no FDA-approved oral therapy for the treatment of MS.

About Adeona Pharmaceuticals, Inc.

Adeona Pharmaceuticals, Inc. (AMEX: AEN) is a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of zinc deficiency and chronic copper toxicity in the mature population. Adeona believes that these conditions may contribute to the progression of debilitating degenerative diseases, including, Dry Age-Related Macular Degeneration (Dry AMD), Alzheimer's disease (AD) and mild cognitive impairment (MCI) in susceptible persons. Using Adeona’s proprietary, modified oral zinc delivery technologies, Adeona is preparing to initiate the first clinical trial of oral zinc therapy for the once-a-day dietary management of AD and MCI. Adeona is also developing a number of late-stage clinical drug candidates for the treatment of rheumatoid arthritis and multiple sclerosis. For further information, please visit www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding designing additional clinical trials for its oral zinc therapies, dnaJP1, Zinthionein, Zinthionein ZC, flupirtine, or Trimesta. Adeona is at an early stage of development and may not ever have any products that generate significant revenue. Adeona’s Hartlab subsidiary is generating modest revenues and its future success will likely depend upon its ability to successfully introduce and market new specialty diagnostic assays to generate additional revenues. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of Adeona's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, regulatory limitations relating to the company's ability to promote or commercialize its products for awareness, prevention, diagnosis or treatment of zinc deficiency and chronic copper toxicity, a lack of acceptance of Adeona's product candidates in the marketplace, a failure of the company to become or remain profitable, that we will continue to meet the continued listing requirements of the American Stock Exchange (which, unlike other exchanges, does not require us to maintain any minimum bid price with respect our stock but does require us to maintain a minimum of $6 million in stockholders' equity during the current year, for example), our inability to obtain the capital necessary to fund the company's research and development activities, a loss of any of the company's key scientists or management personnel, and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2008, Forms 10-Q for quarters ending in 2009 and any other filings with the SEC. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.  Copaxone® is a registered trademark of Teva Neurosciences, Inc.

For Further Information Contact:

Steve H. Kanzer
Chairman
(734) 332-7800 x39